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                                    Exhibit 1
                                    ---------

                             Joint Filing Agreement

     The undersigned hereby agree that the statement on Schedule 13D filed by the undersigned with respect to the Common Stock of Synaptic Pharmaceutical Corporation is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.


Dated:  August 9, 2001                  WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

                                        By: Warburg, Pincus & Co.,
                                            General Partner

                                        By: /s/  Scott Arenare
                                            ------------------------------
                                        Name:  Scott Arenare
                                        Title: Attorney in Fact


Dated:  August 9, 2001                  WARBURG, PINCUS & CO.

                                        By: /s/  Scott Arenare
                                            ------------------------------
                                        Name:  Scott Arenare
                                        Title: Attorney in Fact


Dated:  August 9, 2001                  WARBURG PINCUS LLC

                                        By: /s/  Scott Arenare
                                            ------------------------------
                                        Name:  Scott Arenare
                                        Title: Vice President